Exhibit 99.1

For immediate release	Jim Tolonen, CFO
Business Objects
+1 408 953 6000

Don Markley
Business Objects
Investor Relations
+1 408 953 6054
don.markley@businessobjects.com

Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
aguimard@businessobjects.com

BUSINESS OBJECTS REPORTS PRELIMINARY
SECOND QUARTER RESULTS

San Jose, California; Paris, France – July 18, 2003 – Business Objects (Nasdaq: BOBJ; Euronext Paris Euroclear code FR0004026250 — BOB), the world’s leading provider of business intelligence solutions, today announced preliminary results for the second quarter ended June 30, 2003. The company expects revenue to be in the range of $127 to $129 million, and earnings per share to be between $0.17 and $0.18.

Business Objects will report full second quarter results on Thursday, July 31, 2003 following the close of the market. (Note: this is a change from the previously scheduled date.)

Today, Business Objects also announced its agreement to acquire privately held Crystal Decisions, Inc. (see separate press release).

Conference Calls

Business Objects will hold two conference calls for investors and analysts to discuss the proposed acquisition of Crystal Decisions, Inc.:

•	For North America and Asia-Pacific: Friday, July 18 at 2:30 PM Pacific time (5:30 PM Eastern time)

•	For Europe: Monday, July 21 at 9:00 AM Paris time (8:00 AM London time)

The dial-in numbers for the live conference calls are:

•	From USA/Canada: (800) 399-7988

Business Objects Reports Preliminary Q2 2003 Results

•	From overseas: (706) 634-5428

Replays of both calls will be available through Thursday, July 24, 2003. The dial-in numbers for the replays are:

•	From USA/Canada: (800) 642-1687

•	From overseas: (706) 645-9291

•	Passcode for call 1: 1836528

•	Passcode for call 2: 1836540

Both calls will also be webcast, and an accompanying slide presentation will be available on www.businessobjects.com/investors.

This press release contains forward-looking statements regarding the company's revenue and earnings expectations for the quarter ended June 30, 2003. The forward-looking statements are based on the company's current expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. The factors that could cause actual results to differ materially include the closing of the company's books and customary quarter-end accounting procedures. The company undertakes no obligation to update these forward-looking statements at any time or for any reason.

About Business Objects

Business Objects is the world’s leading provider of enterprise business intelligence (BI) solutions. Business Objects enables organizations to track, understand, and manage enterprise performance. The company’s solutions leverage the information that is stored in an array of corporate databases, enterprise resource planning (ERP), and customer relationship management (CRM) systems.

Popular uses of BI include management dashboards and scorecards, enterprise

Business Objects Reports Preliminary Q2 2003 Results

performance management applications, customer intelligence applications, enterprise reporting, financial reporting, and both customer and partner extranets. These solutions enable companies to gain visibility into their business, acquire and retain profitable customers, reduce costs, optimize the supply chain, increase productivity and improve financial performance.

Business Objects provides the industry’s most integrated business intelligence suite, called BusinessObjects Enterprise 6. This suite includes the industry’s best web query, reporting, and analysis; the most advanced and complete suite of analytic applications; and the best connectivity to packaged applications.

Business Objects has more than 17,500 customers in over 80 countries. The company’s stock is publicly traded under the ticker symbols NASDAQ: BOBJ and Euronext Paris (Euroclear code FR0004026250 — BOB). It is included in the SBF 120 and IT CAC 50 French stock market indexes. Business Objects can be reached at 408-953-6000 and www.businessobjects.com.

###BUSINESSOBJECTS is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated.

A full-text copy of this announcement may be downloaded from the web; access http://www.businesswire.com/cnn and search on “Business Objects.” Business Objects product inquiries should contact 800-527-0580.